1 Notification Date: January 9, 2026 Notice to Employee: This is a legal document. You are advised to consult with an attorney prior to signing this Agreement. SEPARATION AGREEMENT & RELEASE This is an Agreement between the General Electric Company (the “Company”) and Russell Stokes, SSO: 211006397 (the “Employee”). 1. Separation Date and Consideration/Other Payments. a. Separation Date. Effective February 1, 2026, Employee will transition from the role of President and CEO of Commercial Engines and Services, GE Aerospace to that of Senior Advisor to the Company’s Chairman and CEO until his Separation Date. The Employee’s last day of employment with the Company will be July 31, 2026 (the “Separation Date”). Through the Separation Date, the Company will pay the Employee his regular salary and benefits and Employee will perform such duties as assigned by the Chairman and CEO. The remainder of this Section 1 sets forth the consideration and other payments and benefits to which Employee will be entitled following his Separation Date, provided he executes and does not revoke this Separation Agreement and Release and accompanying Exhibits hereto. b. Supplementary Pension/Executive Retirement Benefit. The Employee will receive the Allowances described in the ALLOWANCE EXHIBITS to this Agreement. Additional information regarding the Supplementary Pension and Executive Retirement Benefit are available in Employee’s benefit handbooks. c. GE Aerospace Pension Plan. The Employee understands that he shall receive information regarding his benefits under the GE Aerospace Pension Plan separate and apart from this Agreement. d. Paid Time Off. The Employee understands and agrees that he will not receive any payment for unused or accrued paid time off of any kind. e. Health Benefits. Following the Separation Date, the Employee can elect COBRA health care continuation coverage for medical, dental, vision, and, if applicable, health flexible spending account benefits. If he timely does so, pursuant to the terms of the GE Aerospace Health Choice for Employees Plan and the GE Aerospace Life, Disability and Medical Plan, his cost for medical, dental, and vision COBRA coverage during the first six (6) months after the Separation Date will be the same amount as if he had remained actively employed (i.e., will be subsidized by the Company)(the “Active Rate”). Following the first six (6) months, the Employee will be solely responsible for the full cost Exhibit 10(a)

2 of COBRA coverage. The Employee must pay the applicable cost for COBRA coverage directly to the COBRA Administrator following the Separation Date. Except as otherwise provided in this “Health Benefits” paragraph, the Company’s regular COBRA rules and procedures will apply. Notwithstanding the above, upon Employee’s retirement under the Special Early Retirement Option of the GE Aerospace Pension Plan following the Separation Date, Employee will satisfy the eligibility conditions as set forth in the GE Aerospace Health Choice for Retirees Plan and the GE Aerospace Retiree Medical Plan (in either case and as applicable, “Pre-65 Retiree Health”), each as in effect from time to time, and be eligible to participate in Pre-65 Retiree Health for medical, dental, or vision benefits. If the Retiree elects to participate in Pre-65 Retiree Health, the Retiree must pay the current applicable contribution amount for such Pre-65 Retiree Health coverage (provided, however, that - as set forth above - for the first six (6) months after the Separation Date, the Retiree must pay the Active Rate). The current applicable contribution amount for Pre-65 Retiree Health can be obtained by calling the GE Aerospace Benefits Center at 1-844-477-2200 and is subject to change. In order to continue coverage following the Separation Date and prior to satisfying the eligibility conditions for Pre-65 Retiree Health, the Employee must elect COBRA coverage under the GE Aerospace Health Choice for Employees Plan and, as applicable, the GE Aerospace Life, Disability and Medical Plan as described in the first paragraph and pay any applicable premiums as necessary. f. Life Insurance. If the Employee was enrolled in the GE Aerospace Senior Executive Life Insurance Plan, GE Aerospace Executive Life Insurance Plan and/or the GE Aerospace Leadership Life Insurance Plan immediately prior to the Separation Date and retires as of the Separation Date or within the twelve (12) month period following the Separation Date, the Company will maintain the Employee’s Senior Executive Life Insurance Policy, Executive Life Insurance Policy and/or Leadership Life Insurance Policy and continue to make premium bonuses and/or premium payments, respectively, and in accordance with the terms of the applicable Plan.* * To the extent required under Code § 409A, such premium payments and/or premium bonuses will be delayed until six months following the Employee’s separation from service. g. Annual Executive Incentive Plan (AEIP). Pursuant to the terms of the AEIP and the policies and procedures thereunder, the Employee shall be eligible for a bonus, if any, for the plan year in which such Employee’s Separation Date occurs, which is prorated based on the Employee’s period of employment during such plan year and is paid in accordance with the terms of the plan. Any deferred bonus amounts shall also be paid out in accordance with the terms of the plan.

3 h. Executive Deferred Salary Plans. Any deferred salary amounts shall be paid out in accordance with the terms of the applicable Executive Deferred Salary Plan. i. Stock Options. The treatment of any outstanding stock options shall be determined by the terms of the applicable award agreement. Notwithstanding the foregoing, any unvested options granted on May 1, 2024 shall immediately vest upon the Separation Date and shall be exercisable for 6 months following the Separation Date. All other outstanding stock options which have not vested as of the Separation Date shall be forfeited as of the Separation Date. j. Restricted Stock Units (RSUs). The treatment of any outstanding RSUs shall be determined by the terms of the applicable award agreement. Notwithstanding the foregoing, any unvested RSUs granted on May 1, 2024 shall immediately vest upon the Separation Date. All other RSUs which have not vested as of the Separation Date shall be forfeited as of the Separation Date. k. Performance Stock Units (PSUs). The treatment of any outstanding PSUs shall be determined by the terms of the applicable award agreement. For the avoidance of doubt, any PSUs which have not vested as of the Separation Date shall be forfeited as of the Separation Date. l. Outplacement Assistance. Pursuant to the terms of the GE Aerospace US Executive Severance Plan, the Employee will be eligible for outplacement services for 18 months following the Employee’s Separation Date, provided the Employee enrolls in such services within 30 days of his Separation Date. Employee agrees that such services shall cease once the Employee secures alternative employment. m. Legal Planning Expenses. Within 30 days following the Separation Date, the Company will pay directly, or reimburse Employee, for reasonable attorney’s fees and expenses incurred by him in connection with the review, negotiation, drafting and execution of this Agreement and the agreements and documents contemplated hereby. n. Financial Planner. The Employee may continue to avail himself of the services of a financial planner until the Separation Date. o. Relocation. In the event the Employee chooses to relocate from Cincinnati, Ohio within 12 months following his Separation Date, the Company will provide the Employee relocation benefits from Cincinnati, Ohio to a location within the United States of the Employee’s choosing, limited specifically to the cost of the movement of household goods, cars, associated commercial airfare for the Employee, as well as closing costs and realtor fees relating to the sale of his home in Cincinnati, Ohio (including tax gross- ups for such closing costs and realtor fees) provided, however, that such relocation must occur within 12 months from the Separation Date for the Employee to be eligible for

4 these benefits. 2. Employee Acknowledgments and Representations. The Employee acknowledges, represents and agrees: a. Receipt of Wages and Benefits. Except as stated above, the Employee agrees that he has received all wages and compensation, including but not limited to overtime compensation, due to him. He is not entitled to any other payments of any kind, including to the payments and benefits he is receiving under this Agreement, except as a result of his agreement to the terms herein. The Employee agrees that those payments and benefits are sufficient consideration for this Agreement. b. Taxes & Withholdings. All payments and benefits received under this Agreement are subject to applicable taxes and withholdings. c. Time to Review & Revoke. The Employee has 21 days to consider this Agreement, and his waiver of rights under the Age Discrimination in Employment Act, as amended, before signing it, and can revoke this Agreement within 7 days after signing it by sending written notice of that revocation to his HRM (the day following this revocation period is the “Effective Date” of this Agreement). The Employee also agrees that the Company hereby advises him to consult with an attorney of his choice before signing this Agreement. The Employee further agrees that any changes made to this Agreement, whether material or immaterial, do not re-start the running of the 21-day consideration period. d. Disclosure of Past and Present Claims. The Employee is not aware of (or has already disclosed to the Company) any conduct by the Company or any of the Releasees that he has any reason to believe violates or may violate any domestic or foreign law or regulation or Company policy, or involves or may involve false claims to the United States. e. Alternative Dispute Resolution. The Employee agrees that his agreement to Solutions or any applicable prior internal Company alternative dispute resolution process (for purposes of this Agreement collectively called “Company ADR”) remains in effect. The Employee further agrees to submit to the Company ADR any claims not released by this Agreement and covered by the Company ADR, or any claims that arise after the date the Employee signs this Agreement, to the maximum extent permitted by law, including but not limited to, disputes about the Agreement itself. The Employee understands he is giving up the right to a jury trial for such claims and that all such claims submitted to final and binding arbitration pursuant to the Company ADR will be decided solely by an arbitrator. Employee may ask his Company HRM for another copy of the Company ADR process.

5 f. Company’s Reliance on Employee Representations. The Employee understands that the Company is relying on the Employee’s representations and obligations contained in this Agreement, including but not limited to his Release of Claims. g. No Claims of Discrimination/Retaliation/Sexual Harassment/Abuse. The Employee acknowledges that he has not made any claims or allegations related to discrimination, harassment, sexual abuse or retaliation and none of the payments set forth in this Agreement are related to discrimination, harassment, sexual abuse or retaliation. 3. Confidentiality of Agreement. Except as set forth in the “Release of Claims,” “Providing Information to Government Agencies and Other Protected Activity” and the “Confidentiality of Underlying Incidents” Sections of this Agreement, or the public statements referred to in Section 7(a) below, the Employee has not, and will not, disclose the fact of, terms and conditions of, or amounts in this Agreement to anyone other than his spouse, or domestic/civil union partner, legal or financial advisor. If a third party requests or demands that the Employee disclose or produce this Agreement or any terms or conditions in it, the Employee will not take any action related to such request or subpoena without first notifying the Company and giving it a reasonable opportunity to respond. 4. Release of Claims. a. In return for the consideration provided by this Agreement, the Employee, his heirs, assigns, and agents waive and release all waivable claims of any kind (whether known or unknown, and including those under the Age Discrimination in Employment Act (ADEA, as amended)) that the Employee may have against Releasees (defined below), which arise from or relate to his employment and/or the termination of his employment with the Company or its affiliates. The released/waived claims include, but are not limited to, any and all claims that Releasees discriminated, harassed or retaliated against the Employee on the basis of race, color, religion, national origin, sex (including pregnancy), sexual orientation, gender identity/expression, age, disability, veteran status or other characteristic or activity protected by law, violated any Company policies, procedures, covenants or express or implied contracts of any kind, violated any public policy, statutory or common law (including tort), or are in any way obligated to pay him wages, penalties, damages, expenses, costs or attorneys’ fees in relation to an alleged violation of any waivable local, state* or federal law. * The Georgia Fair Employment Practices Act; the Georgia Equal Pay Act, as amended; the Georgia Prohibition of Age Discrimination in Employment Act; the Georgia Equal Employment for Persons with Disabilities Code; Title 34 of the Georgia Code, including without limitation, the law regarding arbitration for sex discrimination claims, the Georgia minimum wage law, except as prohibited by law; the Georgia Constitution, including any and all amendments to the foregoing. The Ohio Civil Rights Act; Title 41 of the Ohio Revised Statutes, including without limitation, the Ohio equal pay statute, the Ohio wage payment anti-retaliation statute, the Ohio Workers’ Compensation anti-retaliation statute, other miscellaneous labor provisions; the Ohio Whistleblowers’ Protection Act; Title 4112 of the Ohio Administrative Code, including without

6 Releasees include the Company, its predecessors, successors and assigns, their current and former direct and indirect parents, affiliates, subsidiaries, divisions, and related business entities, and their current and former officers, directors, shareholders, employees, agents, representatives and employee benefit programs (including the trustees, administrators, fiduciaries and insurers of such programs). This Release does not waive any rights or claims that may arise after the date the Employee executes this Agreement, or that cannot be lawfully released. This Release does not modify or affect any vested benefits to which the Employee may be entitled under the terms of the GE Aerospace Pension Plan and/or GE Aerospace Retirement Savings Plan. This Release does not modify or affect Employee’s rights to indemnification (including advancement of expenses) or coverage under the Company’s directors’ and officers’ insurance (which rights will continue following the Separation Date). b. Nothing herein shall prevent the Employee from filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or similar federal or state fair employment practices agency or interfere with the Employee’s ability to participate in any charge, complaint, investigation or proceeding conducted by such agency; provided, however, that pursuant to this Section 4, the Employee is waiving any right to recover monetary damages or any other form of personal relief from the Releasees to the extent any such charge, complaint, investigation or proceeding asserts a claim subject to the release in this Section 4 above. To the extent the Employee receives any such personal limitation, the Ohio pregnancy and childbirth discrimination provision; the Ohio Minimum Fair Wage Standards Act; the Ohio Constitution, including any and all amendments to the foregoing. The Pennsylvania Human Relations Act; the Pennsylvania Equal Pay Law; the Pennsylvania Wage Payment Collection Act; the Pennsylvania Whistleblower Law; Title 16 of the Pennsylvania Code, including without limitation, the Pennsylvania pregnancy discrimination law; the Pennsylvania Minimum Wage Law, except as prohibited by law; the Pennsylvania Medical Marijuana Act; the Philadelphia Fair Workweek Employment Standards Ordinance; the Philadelphia Fair Practices Ordinance, including any and all amendments to the foregoing. The Illinois Human Rights Act; the Illinois Right to Privacy in the Workplace Act; the Illinois Union Employee Health and Benefits Protection Act; the Illinois Employment Contract Act; the Illinois Labor Dispute Act; the Illinois Equal Pay Act; the Illinois Family Military Leave Act; the Illinois WARN Act; the Illinois Whistleblower Act; the Illinois Nursing Mothers in the Workplace Act; the Illinois Victims’ Economic Security and Safety Act; the Illinois Workplace Transparency Act; the Illinois Biometric Information Privacy Act; the Illinois Minimum Wage Law; the Illinois Wage Payment and Collection Act; the Cook County Human Rights Ordinance; the Chicago Human Rights Ordinance; the Illinois Constitution, including any and all amendments to the foregoing.

7 or monetary relief in connection with any such charge, complaint, investigation or proceeding, the Releasees will be entitled to an offset for the compensation and benefits made pursuant to this Agreement. The Employee agrees that on or immediately after the Separation Date, he will execute a supplemental release (in the form of the SUPPLEMENTAL RELEASE EXHIBIT) covering the period from the Effective Date to the Separation Date and agrees that all the covenants that relate to the Company’s obligations on or after the Separation Date will be contingent on his execution of the Supplemental Release. 5. Providing Information to Government Agencies and Other Protected Activity. a. Nothing in this Agreement or its exhibits shall prohibit or restrict the Company or the Employee from lawfully initiating communications directly with, cooperating with, providing information to, causing information to be provided to, testifying in or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law, or making any disclosures to the SEC or other Governmental Authority or as may be protected under the whistleblower provisions of any applicable law. Additionally, please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law. Nor does this Agreement require the Employee to obtain prior authorization from the Company before engaging in any conduct described in this Section, or to notify the Company that the Employee has engaged in any such conduct. Further, nothing in this Agreement limits the Employee’s right to receive and retain an award from a government-administered whistleblower award program for providing information directly to a Governmental Authority. b. The Employee further understands that this Agreement does not prohibit him from discussing his compensation with others. Nothing in this Agreement prevents or restricts the Employee from speaking with an attorney retained by the Employee or from filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which the Employee may be entitled. c. Notwithstanding the foregoing, the Employee understands that any and all Covered Claims (as defined in the Company ADR procedure) are subject to, and must be brought consistent with, the terms of the Company ADR procedure (see Section 2(e)). 6. Employee Availability. The Employee agrees to make himself reasonably available to the Company or its affiliates to respond to requests for information related to his employment with

8 the Company. The Employee will fully cooperate with the Company or its affiliates in connection with existing or future litigation or investigations brought by or against the Company or any Releasees, whether administrative, civil or criminal in nature. The Company will reimburse the Employee for reasonable out-of-pocket expenses he incurs as a result of such cooperation. 7. Public Statements and Non-Disparagement. a. Public Statements. The Company has provided Employee with a copy of the form of press release and other internal and/or external statements or disclosures announcing Employee’s change in role and separation from the Company. b. Non-Disparagement. Except as set forth in the “Release of Claims,” “Providing Information to Government Agencies and Other Protected Activity” and the “Confidentiality of Underlying Incidents” Sections of this Agreement: (i) the Employee agrees, subject to any obligations he may have under applicable law, that he will not make or cause to be made any statements or take any actions that disparage or in any way damage the reputation of the Company or any of its affiliates, subsidiaries, agents, officers, directors or employees, and (ii) the Company agrees not to request, authorize, or condone any individuals making or causing to be made any statements or take any actions that disparage or in any way damage the reputation of Employee or that are otherwise inconsistent in any material respect with the relevant statements made in any public statements. 8. Future Employment. The Company and its affiliates are not obligated to offer employment to the Employee (or to accept services or the performance of work from the Employee directly or indirectly) now or in the future. 9. Return of Company Property. The Employee agrees that he has, or will have, as of the Separation Date, returned to the Company all Company property or equipment in his possession, including but not limited to: any documents (whether in electronic or hard copy), computer, computer related hardware, external data storage or other memory device, phone, tablet, printer, scanner, credit card, keys, and security badge assigned to him. The Employee agrees that as of the Separation Date he will have submitted the appropriate T&L expense reports for any expenses on his corporate credit card. 10. Confidential Information. The Employee acknowledges that the Employee Innovation and Proprietary Information Agreement (“EIPIA”) he signed will remain in full force and effect and that, except as set forth in the “Release of Claims,” Providing Information to Government Agencies and Other Protected Activity” and the “Confidentiality of Underlying Incidents” Sections of this Agreement, the Employee will not disclose information to third parties in breach of the EIPIA. The Employee represents that he has not and will not copy, transfer or take any Company Confidential Information to any external storage device, external personal email or disclose in any other manner without written approval by his Manager or

9 Company HRM. Company Confidential Information includes but is not limited to documents and data containing work product that the Employee or others prepared for the Company or its affiliates during his employment. Confidential Information does not include materials of a solely personal or social nature or documents that relate to Company-provided compensation or benefits received by the Employee or his dependents. If the Employee has any questions regarding what he can/cannot copy, transfer or take, he will raise those questions to his Manager or Company HRM prior to signing this Agreement. If the Employee has previously copied, transferred or taken Confidential Information, he will tell the Company, permit the Company to retrieve such information in a forensically sound manner, and allow and/or assist the Company, or its designee, to permanently delete the data from his personal computer or other storage. 11. Confidentiality of Underlying Incidents. Notwithstanding the paragraphs above, including but not limited to the paragraphs titled, “Confidentiality of Agreement”, “Public Statements and Non-Disparagement” and “Confidential Information”, nothing in this Agreement precludes Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment, discrimination, retaliation, sexual assault or any other conduct that Employee has reason to believe is unlawful, including the amount or fact of any settlement relating to such acts. 12. Restrictive Covenants. a. Non-Competition. Employee acknowledges that, in the performance of Employee’s duties, Employee acquired knowledge about the Company or an affiliate which constitutes confidential information or trade secrets that are the property of the Company or an affiliate, in which the Company or an affiliate has invested substantial sums of capital and goodwill. Therefore, the Employee agrees that for twelve (12) months following the Separation Date (the “Restricted Period”), the Employee will not, on behalf of himself or any person or entity with which he may be associated, provide services of any kind or character, whether directly or indirectly, (including, but not limited to, entering into an employment, consultancy, or similar contractual relationship either as an individual or through or with a third party) to any entity that provides products or services that compete with the Company or an affiliate (a “Competing Business”) without prior written approval from the Chief Human Resources Officer of the Company. Competing Businesses include, but are not limited to, the following: i. Entities that design, manufacture, assemble, repair, overhaul, or sell turbine engines or component parts for turbine engines used in business, commercial or military aircraft, or in marine or aeroderivative applications; ii. Entities that design, manufacture, assemble, repair, overhaul, or sell aircraft, including any components of the airframe or avionic system;

10 iii. Entities that manufacture or design cores, castings, forgings and/or coatings that are used in the manufacture of component parts for turbine engines; and iv. Entities in the aerospace industry that offer products or services that compete with products or services that, at the time of Employee’s termination of employment or within the two years prior to the Employee’s termination of employment, the Company or any affiliate offered, planned to offer, or was developing in the areas of avionics, electrical power, structural components, software or additive technologies. The restrictions in this Section apply to Competing Businesses which conduct or are undertaking plans to conduct business in: (i) the United States; and (ii) any other country or geographic location (a) in which the Company or any Affiliate has or is undertaking plans to conduct business operations, or (b) where a Competing Businesses’ operations would have a competitive impact on the Company’s business operations (“Restricted Area”). The Employee understands and agrees that, given the nature of the Company and its affiliates’ business, the current state of technology enabling competitive activity to be conducted anywhere in the world, and the Employee’s position with the Company or any affiliate, the foregoing Restricted Area is reasonable and appropriate to protect the Company’s legitimate business interests and goodwill and presents, and will present, no undue hardship for Employee. b. Non-Solicitation of Clients, Customers, Suppliers, Licensees, and Vendors. During the Restricted Period the Employee will not, without prior written approval from the Chief Human Resources Officer of the Company, directly or indirectly, either as an individual or through or with a third party, solicit, cause, induce or encourage or attempt to solicit, cause, induce or encourage: (i) any client, customer, supplier, vendor, licensee, licensor, consultant or other person or entity who has a business relationship with the Company or any affiliate to modify, diminish or terminate their relationship with the Company or any affiliate; or (ii) any client, customer, supplier, vendor, licensee, licensor, consultant or other person or entity with whom the Company or any affiliate is or was engaged for the purposes of entering into a client or business relationship within the two (2) years preceding Employee’s termination of employment to modify, diminish or terminate their actual or prospective relationship with the Company or any affiliate. The obligations in this provision are in addition to, and in no way inconsistent with, the Employee’s obligations to protect and not disclose the Company’s or any affiliate’s confidential and proprietary information, as more fully set forth in the Employee Innovation and Proprietary Information Agreement the Employee signed when the Employee joined the Company or an affiliate.

11 c. Non-Solicitation of Employees. During the Restricted Period, the Employee will not, without prior written approval from the Chief Human Resources Officer of the Company, directly or indirectly, either as an individual or through or with a third party: (i) solicit or encourage any person who is a Lead Professional Band or higher employee of the Company or any affiliate (hereinafter “Restricted Person”) to terminate the Restricted Person’s employment relationship with the Company or any affiliate or to accept any other employment outside of the Company and its affiliates; (ii) directly hire, recommend or cause to hire, or engage to provide services, any person who was a Restricted Person within twelve (12) months before or after the Separation Date, by any entity for which the Employee works, provides services, or with which the Employee is otherwise associated or owns more than a 1% ownership interest; or (iii) provide any non-public information regarding any Restricted Person, including, but not limited to, compensation data, performance evaluations, or skill sets or qualifications, to any external person in connection with employment outside the Company and any affiliates, including, but not limited to, recruiters and prospective employers. d. Restrictive Covenants Acknowledgement. The Employee acknowledges that the payment and benefits provided for in this Agreement constitute fair and reasonable consideration for Employee’s compliance with this section. To the extent the Employee is subject to an existing non-competition or non-solicitation agreement with the Company or any affiliate (the “Prior Agreement”), the Prior Agreement shall be incorporated herein by reference and to the extent the Prior Agreement and this Agreement conflict or are inconsistent in any way, the Agreement supersedes the Prior Agreement (solely with respect to such conflicting non-competition or non-solicitation provisions). Pursuant to Section 15 of this Agreement, if any provision (or part thereof) of the foregoing non-competition and non-solicitation restrictions is held by a court of competent jurisdiction to be illegal, void or unenforceable for any reason, said provision (or part thereof) shall be reformed to the fullest extent possible to reflect the maximum restriction permissible by applicable law. 13. Breach by Employee. The Company’s obligations to the Employee after the Effective Date are contingent on the Employee fulfilling his obligations under this Agreement. Employee acknowledges and agrees that any material breach by Employee of the obligations under Sections 1 (Separation Date/Consideration/Other Payments), 3 (Confidentiality of Agreement), 6 (Employee Availability), 7 (Public Statements and Non-Disparagement), 9 (Return of Company Property), 10 (Confidential Information), 11 (Confidentiality of Underlying Incidents), 12 (Restrictive Covenants) of this Agreement inevitably would cause substantial and irreparable damage to the Company and/or other Releasees for which money damages may not be an adequate remedy. Accordingly, the Employee acknowledges and agrees that in such case the Company will be entitled to an injunction and/or other equitable relief, without the necessity of posting security, to prevent the breach of such obligations. If the Company proves a material breach in court or arbitration, the Employee shall indemnify and hold the Company harmless from any loss, claim or damages, including without limitation all reasonable attorneys’ fees, costs and expenses

12 incurred in enforcing its rights under Sections 1 (Separation Date/Consideration/Other Payments), 3 (Confidentiality of Agreement), 6 (Employee Availability), 7 (Public Statements and Non-Disparagement), 9 (Return of Company Property), 10 (Confidential Information), 11 (Confidentiality of Underlying Incidents), 12 (Restrictive Covenants) of this Agreement as well as repay all compensation and benefits paid as consideration under the terms of this Agreement, except to the extent that such reimbursement is prohibited by law. The remedy under this paragraph is not exclusive and shall not limit any right of the Company under applicable law including (but not limited to) a remedy under Section 10D of the Securities Exchange Act of 1934, as amended, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which shares of the Company may be traded, and/or any Company policy adopted with respect to compensation recoupment. In addition to the other terms of this Agreement, the Employee will be in breach of this Agreement if he is found, in the Company’s sole discretion, to have engaged in conduct that: i) occurred after the Separation Date that results in (or has the potential to cause) material harm financially, reputationally, or otherwise to the Company or any Releasee or; ii) occurred prior to the Separation Date and would give rise to a termination for Cause (as defined below), regardless of whether such conduct is discovered before or after the Separation Date. A termination for “Cause” means the Employee’s: (a) breach of the EIPIA or any other confidentiality, non-solicitation, or non-competition agreement with the Company or its affiliate or breach of a material term of any other agreement between the Employee and the Company or its affiliate; (b) engagement in conduct that results in, or has the potential to cause, material harm financially, reputationally, or otherwise to the Company or any Releasee; (c) commission of an act of dishonesty, fraud, embezzlement or theft; (d) conviction of, or plea of guilty or no contest to a felony or crime involving moral turpitude; or (e) failure to comply with the Company’s or its affiliate’s policies and procedures, including but not limited to The Spirit and Letter. 14. Severability of Provisions. If a court or arbitrator holds that any provision in this Agreement (except the Release of Claims provisions) is legally invalid or unenforceable, and cannot be modified to be enforceable, the affected provision will be stricken from the Agreement and the remaining terms of the Agreement and its enforceability shall remain unaffected. In the event the Release of Claims provisions are found to be invalid or unenforceable in whole or in part, the Company shall have the option, in its sole discretion, to cancel the entire Agreement. If the Company decides to cancel the entire Agreement, the Agreement shall be null and void and none of the Consideration shall be owing or paid, and Employee shall

13 repay to the Company the total gross amount of any Consideration already paid, except to the extent that such reimbursement is prohibited by law. 15. Compliance with Section 409A of the Internal Revenue Code. This Agreement shall be construed and administered consistently with the intent that payments under the Agreement be exempt from the requirements of Section 409A of the Code to the extent possible (i.e., applying the “short-term deferral” rule described in Treas. Reg. § 1.409A-1(b)(4), the “two- year, two-time” rule described in Treas. Reg. § 1.409A-1(b)(9) and/or another exemption), and to comply with the requirements of Section 409A (to avoid taxes and penalties thereunder) to the extent that Section 409A applies. Accordingly, the Company will modify this Agreement to the extent necessary to avoid the imposition of any such additional taxes, penalties or interest. In the unlikely event that this need arises, the Company will take reasonable efforts to provide advance notice to the Employee. All payments under this Agreement will be delayed to the extent necessary to comply with the rules in Section 409A(a)(2)(B)(i) (generally requiring a delay of six months after separation from service for certain payments made to top-50 officers determined in accordance with Company rules). For purposes of Section 409A, each installment in any series of payments shall be treated as a separate payment. 16. Benefits Plans. The Company reserves the right to terminate, amend, suspend, replace or modify any of its benefit plans and compensation programs at any time and for any reason, and the Employee will be subject to any such termination, amendment, suspension, replacement, or modification. If a plan or program is terminated, the Employee will not receive any further benefits under that plan/program, other than payment for benefits for services or coverages incurred before it was terminated. This paragraph shall not alter any vested benefits to which the Employee may be entitled under the terms of the GE Aerospace Pension Plan and/or GE Aerospace Retirement Savings Plan. In addition, to the extent any of the provisions in this Agreement conflict with the terms and conditions of any Company plan document, award agreement or grant agreement the provisions in those documents (and not this Agreement) shall be controlling. 17. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties. The parties agree they have not relied on any oral statements that are not included in this Agreement. This Agreement supersedes all prior agreements and understandings concerning the subject matter of this Agreement, other than as described in this Agreement. Any modifications to this Agreement must be in writing, must reference this Agreement, and must be signed by the Employee and an authorized employee or agent of the Company. 18. Applicable Law. This Agreement shall be construed, interpreted and applied in accordance with the law of the State of Ohio without regard to choice of law principles. 19. Unemployment Compensation. Nothing in this Agreement is intended to affect Employee’s ability to seek Unemployment Insurance (UI). The Company will provide accurate

15 ALLOWANCE EXHIBIT “SERO/PCPO Termination Allowance” Employee must sign both the Agreement and the Allowance Exhibit to receive the allowance. Name: Russell Stokes SSO No. 211006397 I hereby agree to accept a special termination allowance (the “Allowance”), the gross amount of which will be approximately $79,304.80 per month (expressed as a five-year certain benefit), commencing as of the first of the month following my Separation Date (my Permanent Job Loss Event, as defined by the GE Aerospace Pension Plan) and continuing through the month in which I die. The effect of the Allowance is two-fold: (i) to vest me in the pension I would have earned under the GE Aerospace Supplementary Pension Plan had I satisfied the age 60 eligibility condition as of my Separation Date, and (ii) to provide me with monthly payments in an equivalent amount until age 60. Both parts of the Allowance must be paid in the same form, and that form must be the same as the form of payment for my SERO/PCPO benefit under the GE Aerospace Pension Plan. Consistent with the rules of the GE Aerospace Pension Plan, I understand that if I am married, the form of payment must be a 50% survivor benefit unless my spouse consents to a different form. I further understand that the available forms of payment are described in my Benefits Handbook, and that I may not change the form of payment after the payment start date. The above dollar amount is subject to adjustment for any compensation or creditable service differences from current assumptions. If I receive my Allowance in the form of an available survivor benefit, this amount will also be reduced to reflect the survivor annuity that will be provided over my spouse’s remaining lifetime should my spouse survive me. I understand that such reduction will be calculated in the same manner as my pension otherwise payable over my lifetime alone under the GE Aerospace Pension Plan is so reduced to reflect the survivor coverage. I understand that the present value of this Allowance represents wages that are subject to Social Security and Medicare taxes. I agree that I am responsible for my share of these and all other applicable taxes that may apply at any time. I understand that if I am a top-50 officer as determined in accordance with Company rules, payment of my Allowance shall not be made within the first six months following my separation from service. In the event distribution is so delayed, payment will begin as of the first day of the seventh month following such separation and the first such payment shall be increased to reflect the missed payments (with interest accumulated in accordance with plan rules). I understand that this Allowance may be terminated at any time by the Management Development & Compensation Committee of the Board of Directors if the Committee in

18 SUPPLEMENTAL RELEASE EXHIBIT This Supplemental Release is given by Russell Stokes (the “Employee”) to the General Electric Company (operating as GE Aerospace or the "Company") in consideration of the covenants and promises given by the Company in the Separation Agreement and Release signed by the Employee on or about _______________ (the “Separation Agreement”). In return for the consideration provided by the Separation Agreement, the Employee, his heirs, assigns, and agents waive and release all waivable claims of any kind (whether known or unknown, and including those under the Age Discrimination in Employment Act (ADEA)) that the Employee may have against Releasees (defined in the Separation Agreement), which arise from or relate to his employment and/or the termination of his employment with the Company. The released/waived claims include, but are not limited to, any and all claims that Releasees discriminated, harassed or retaliated against the Employee on the basis of race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristic or activity protected by law, violated any Company policies, procedures, covenants or express or implied contracts of any kind, violated any public policy, statutory or common law (including tort), or are in any way obligated to pay him wages, penalties, damages, expenses, costs or attorneys’ fees in relation to an alleged violation of any waivable local, state* or federal law. * The Georgia Fair Employment Practices Act; the Georgia Equal Pay Act, as amended; the Georgia Prohibition of Age Discrimination in Employment Act; the Georgia Equal Employment for Persons with Disabilities Code; Title 34 of the Georgia Code, including without limitation, the law regarding arbitration for sex discrimination claims, the Georgia minimum wage law, except as prohibited by law; the Georgia Constitution, including any and all amendments to the foregoing. The Ohio Civil Rights Act; Title 41 of the Ohio Revised Statutes, including without limitation, the Ohio equal pay statute, the Ohio wage payment anti-retaliation statute, the Ohio Workers’ Compensation anti-retaliation statute, other miscellaneous labor provisions; the Ohio Whistleblowers’ Protection Act; Title 4112 of the Ohio Administrative Code, including without limitation, the Ohio pregnancy and childbirth discrimination provision; the Ohio Minimum Fair Wage Standards Act; the Ohio Constitution, including any and all amendments to the foregoing. The Pennsylvania Human Relations Act; the Pennsylvania Equal Pay Law; the Pennsylvania Wage Payment Collection Act; the Pennsylvania Whistleblower Law; Title 16 of the Pennsylvania Code, including without limitation, the Pennsylvania pregnancy discrimination law; the Pennsylvania Minimum Wage Law, except as prohibited by law; the Pennsylvania Medical Marijuana Act; the Philadelphia Fair Workweek Employment Standards Ordinance; the Philadelphia Fair Practices Ordinance, including any and all amendments to the foregoing. The Illinois Human Rights Act; the Illinois Right to Privacy in the Workplace Act; the Illinois Union Employee Health and Benefits Protection Act; the Illinois Employment Contract Act; the Illinois Labor Dispute Act; the Illinois Equal Pay Act; the Illinois Family Military Leave Act; the Illinois WARN Act; the Illinois Whistleblower Act; the Illinois Nursing Mothers in the Workplace Act; the Illinois Victims’ Economic Security and Safety Act; the Illinois Workplace Transparency Act; the Illinois Biometric Information Privacy Act; the Illinois Minimum Wage Law; the Illinois Wage Payment and Collection Act; the Cook County Human Rights Ordinance; the Chicago Human Rights Ordinance; the Illinois Constitution, including any and all amendments to the foregoing.

19 This Supplemental Release does not waive any rights or claims that may arise after the date the Employee executes this Supplemental Release, or that cannot be lawfully released. This Supplemental Release does not modify or affect any vested benefits to which the Employee may be entitled under the terms of the GE Aerospace Pension Plan and/or GE Aerospace Retirement Savings Plan. This Supplemental Release does not modify or affect Employee’s rights to indemnification (including advancement of expenses) or coverage under the Company’s directors’ and officers’ insurance (which rights will continue following the Separation Date). Nothing herein shall prevent the Employee from filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or similar federal or state fair employment practices agency or interfere with the Employee’s ability to participate in any charge, complaint, investigation or proceeding conducted by such agency; provided, however, that pursuant to this Supplemental Release, the Employee is waiving any right to recover monetary damages or any other form of personal relief from the Releasees to the extent any such charge, complaint, investigation or proceeding asserts a claim subject to the release in this Supplemental Release. To the extent the Employee receives any such personal or monetary relief in connection with any such charge, complaint, investigation or proceeding, the Releasees will be entitled to an offset for the compensation and benefits made pursuant to this Agreement. Further, nothing in this Supplemental Release shall prohibit or restrict the Company or the Employee from lawfully initiating communications directly with, cooperating with, providing information to, causing information to be provided to, testifying in or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law, or making any disclosures to the SEC or other Governmental Authority or as may be protected under the whistleblower provisions of any applicable law. Additionally, please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law. Nor does this Agreement require the Employee to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that the Employee has engaged in any such conduct. Further, nothing in this Supplemental Release limits the Employee’s right

20 to receive and retain an award from a government-administered whistleblower award program for providing information directly to a Governmental Authority. The Employee represents that he understands the foregoing release, that rights and claims under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), are among the rights and claims against the Releasees that Employee is releasing, and that he understands that he is not releasing any rights or claims arising after the Effective Date of this Supplemental Release. The Employee shall have seven (7) days from the date he signs this Supplemental Release to revoke his consent to the waiver of his rights under the ADEA. To do so, Employee must submit a written revocation to his Company Human Resources Manager (HRM). If the Employee revokes his consent to the waiver, all of the provisions of this Supplemental Release shall be void and unenforceable and the Company will have no further obligations pursuant to the Separation Agreement. If Employee does not revoke his consent, this Supplemental Release will take effect on the day after the end of the revocation period (the “Effective Date of this Supplemental Release”). Russell Stokes By: ____ Date: ____ SSO: ___________________________